Exhibit 10.1

FORM OF LIBERTY BROADBAND CORPORATION
2014 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN; EFFECTIVE DATE

1.1                               Purpose.  The purpose of the Plan is to promote the success of the Company by providing a method whereby (i)  eligible officers and employees of the Company and its Subsidiaries, (ii) directors and independent contractors, and (iii) employees of Liberty Media Corporation or Liberty Interactive Corporation, in each case, providing services to the Company and its Subsidiaries, may be awarded additional remuneration for services rendered and may be encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries.  The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing directors, independent contractors, or employees of Liberty Media Corporation or Liberty Interactive Corporation to agree to provide services to the Company and its Subsidiaries.

1.2                               Effective Date.  The Plan shall be effective as of                             , 2014 (the “Effective Date”).

ARTICLE II

DEFINITIONS

2.1                               Certain Defined Terms.  Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Account” has the meaning ascribed thereto in Section 8.2

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, restricted stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 10.5, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the

Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 9.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.  Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Company” means Liberty Broadband Corporation, a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.  For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs.  As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalents” means, with respect to Restricted Stock Units, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.  Notwithstanding any provision of the Plan to the contrary, Dividend Equivalents with respect to a Performance Award may only be paid to the extent the Performance Award is actually paid to the Holder.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.  Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means (i) for Option and SAR exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of any series of  Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc., or (ii) for all other purposes under the Plan, the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc.  If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a Person who has received an Award under the Plan.

“Nonemployee Director” means an individual who is a member of the Board and who is neither an officer nor an employee of the Company or any Subsidiary.

“Option” means a stock option granted under Article VI.

“Performance Award” means an Award made pursuant to Article IX of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Broadband Corporation 2014 Omnibus Incentive Plan.

“Restricted Shares” means shares of any series of Common Stock awarded pursuant to Section 8.1.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of the specified series of Common Stock or the equivalent value in cash, which right is subject to a Restriction Period or forfeiture provisions.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Section 409A” has the meaning ascribed thereto in Section 10.17.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests.  An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Stock Units pursuant to Article VIII.  If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Stock Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1                               Committee.  The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.  The Committee shall be comprised of not less than two Persons.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee.  The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable.  A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum.  Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2                               Powers.  The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Stock Units under Article VIII of the Plan, Cash Awards under Article IX of the Plan and/or Performance Awards under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan.  The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.  The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan.  In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, officers, independent contractors and directors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3                               Interpretation.  The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable.  Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons.  No member of the Committee shall be liable for any action or determination made or taken by such member or the Committee in good faith with respect to the Plan.

3.4                               Awards to Nonemployee Directors.  The Board shall have the same powers as the Committee with respect to awards to Nonemployee Directors.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1                               Number of Shares.  Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be [      ] shares.  Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market.  The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be cancelled or annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan the terms of which provide for settlement in cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan.  Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares of Common Stock used to pay the purchase price or withholding taxes related to an outstanding Award, or (c) shares of Common Stock repurchased on the open market with the proceeds of an Option purchase price.  Except for Awards described in Section 10.1, no Person may be granted in any calendar year Awards covering more than [      ] shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2).  No Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $[      ].  No Nonemployee Director may be granted during any calendar year Awards having a value determined on the date of grant in excess of $[      ].

4.2                               Adjustments.

(a)                                 If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number.  The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

(b)                                 Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value (as determined in sub-section (ii) of the definition of such term) of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

(c)                                  No adjustment or substitution pursuant to this Section 4.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.

ARTICLE V

ELIGIBILITY

5.1                               General.  The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such Persons who are employees (including officers and directors) of, or directors, independent contractors or employees of Liberty Media Corporation or Liberty Interactive Corporation providing services to, the Company or its Subsidiaries as the Committee shall select.  Awards may be made to employees, directors or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

ARTICLE VI

STOCK OPTIONS

6.1                               Grant of Options.  Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

6.2                               Option Price.  The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3                               Term of Options.  Subject to the provisions of the Plan with respect to death, retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement; provided that such term may not exceed ten years.  However, if the term of an Option expires when trading in the Common Stock is prohibited by law or the Company’s insider trading policy, then the term of such Option shall expire on the 30th day after the expiration of such prohibition.

6.4                               Exercise of Options.  An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.5                               Manner of Exercise.

(a)                                 Form of Payment.  An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time.  The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law.  The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(b)                                 Value of Shares.  Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c)                                  Issuance of Shares.  The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.  Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

ARTICLE VII

SARS

7.1                               Grant of SARs.  Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine.  A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible Person (a “Free Standing SAR”).  Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2                               Tandem SARs.  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.  Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option.  Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

7.3                               Free Standing SARs.  Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement.  The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted.  Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.  The term of a Free Standing SAR may not exceed ten years.  However, if the term of a Free Standing SAR expires when trading in the Common Stock is prohibited by law or the Company’s insider trading policy, then the term of such Free Standing SAR shall expire on the 30th day after the expiration of such prohibition.

7.4                               Consideration.  The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement.  No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares.  Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

7.5                               Limitations.  The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine.  Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option.  Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6                               Exercise.  For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VIII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

8.1                               Grant of Restricted Shares.  Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan.  The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable.  All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

8.2                               Issuance of Restricted Shares.  An Award of Restricted Shares shall be registered in a book entry account (the “Account”) in the name of the Holder to whom such Restricted Shares shall have been awarded.  During the Restriction Period, the Account, any certificates (or other statement of ownership) representing the Restricted Shares that may be issued during the Restriction Period and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3                               Restrictions with Respect to Restricted Shares.  During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes.  The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates (or other statement of ownership) representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates (or other statements of ownership) representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or such Holder’s interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

8.4                               Grant of Restricted Stock Units.  Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Stock Units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock.  Subject to the provisions of the Plan, including any rules established pursuant to Section 8.5, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award.  Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.  The determinations made by the Committee pursuant to this Section 8.4 shall be specified in the applicable Agreement.

8.5                               Restrictions with Respect to Restricted Stock Units.  Any Award of Restricted Stock Units, including any shares of Common Stock which are part of an Award of Restricted Stock Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.  A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Stock Units will cause a forfeiture of such Restricted Stock Units and any Dividend Equivalents with respect thereto.

8.6                               Issuance of Restricted Stock Units.  Restricted Stock Units shall be issued at the beginning of the Restriction Period, shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period.  If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or

(ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

8.7                               Cash Payments.  In connection with any Award of Restricted Shares or Restricted Stock Units, an Agreement may provide for the payment of a cash amount to the Holder of such Awards at any time after such Awards shall have become vested.  Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.8                               Completion of Restriction Period.  On the Vesting Date with respect to each Award of Restricted Shares or Restricted Stock Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares or Restricted Stock Units shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares and any unpaid Dividend Equivalents with respect to such Restricted Stock Units shall become vested to the extent that the Awards related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares or Restricted Stock Units shall become payable, all in accordance with the terms of the applicable Agreement.  Any such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited.  The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Restricted Stock Units, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect.  Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A.

ARTICLE IX

CASH AWARDS AND PERFORMANCE AWARDS

9.1                               Cash Awards.  In addition to granting Options, SARs, Restricted Shares and Restricted Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Cash Awards.  Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine.  Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee.  The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2                               Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Restricted Stock Units as a Performance Award.  All Cash Awards shall be designated as Performance Awards.

9.3                               Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); operating income before depreciation and amortization (OIBDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety).  Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

9.4                               Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

9.5                               Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE X

GENERAL PROVISIONS

10.1                        Acceleration of Awards.

(a)                                 Death or Disability.  If a Holder’s employment or service shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise:  (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. For the avoidance of doubt, in the discretion of the Committee, an Award may provide that a Holder’s service shall be deemed to have continued for purposes of the Award while a Holder provides services to the Company, any Subsidiary, or any former affiliate of the Company or any Subsidiary.

(b)                                 Approved Transactions; Board Change; Control Purchase.  In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise:  (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction.  The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement.  Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

10.2                        Termination of Employment or Service.

(a)                                 General.  If a Holder’s employment or service shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions and related cash amounts and any unvested Restricted Stock Units, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment or service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for cause will be treated in accordance with the provisions of Section 10.2(b).  The effect on a Cash Award of the termination of a Holder’s employment or service for any reason, other than for cause, shall be prescribed in the applicable Agreement.

(b)                                 Termination for Cause.  If a Holder’s employment or service with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment or consulting agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform such Holder’s duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Restricted Stock Units, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately

(c)                                  Miscellaneous.  The Committee may determine whether any given leave of absence constitutes a termination of employment or service; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment.  Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment or service so long as the Holder continues to be an employee, director or independent contractor of the Company.

10.3                        Right of Company to Terminate Employment or Service.  Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or consulting agreement between the Holder and the Company or any Subsidiary of the Company, or in the case of a director, to the charter and bylaws, as the same may be in effect from time to time.

10.4                        Nonalienation of Benefits.  Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, garnishment, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, garnish, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

10.5                        Written Agreement.  Each Award under the Plan shall be evidenced by a written agreement, in such form as the Committee shall approve from time to time in its discretion, specifying the terms and provisions of such Award which may not be inconsistent with the provisions of the Plan; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder.  Each grantee of an Option, SAR, Restricted Shares, Restricted Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly delivered by the Company.  Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company.  Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.7(b).

10.6                        Nontransferability. Unless otherwise determined by the Committee and expressly provided for in an Agreement, Awards are not transferable (either voluntarily or involuntarily), before or after a Holder’s death, except as follows: (a) during the Holder’s lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or any applicable Agreement, and in a form acceptable to the Committee; or (b) after the Holder’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Awards are transferred in accordance with the provisions of the preceding sentence shall take such Awards subject to all of the terms and conditions of the Plan and any applicable Agreement.

10.7                        Termination and Amendment.

(a)                                 General.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the fifth anniversary of the Effective Date.  The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b)                                 Modification.  No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award.  No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan.  With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award.  Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made.  Nothing contained in the foregoing provisions of this Section 10.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

10.8                        Government and Other Regulations.  The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted.  For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issuable, from time to time, to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

10.9                        Withholding.  The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements.  Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine.  If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

10.10                 Nonexclusivity of the Plan.  The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

10.11                 Exclusion from Other Plans.  By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

10.12                 Unfunded Plan.  Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company.  Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares.  Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder, former service provider or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be.  In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

10.13                 Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

10.14                 Accounts.  The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.9.

10.15                 Legends.  Any certificate (or other statement of ownership) evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

10.16                 Company’s Rights.  The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

10.17                 Section 409A.  The Plan and the Awards made hereunder are intended to be (i) “stock rights” exempt from Section 409A of the Code (“Section 409A”) pursuant to Treasury Regulations § 1.409A-1(b)(5), (ii) “short-term deferrals” exempt from Section 409A or (iii) payments which are deferred compensation and paid in compliance with Section 409A, and the Plan and each Agreement shall be interpreted and administered accordingly. Any adjustments of Awards intended to be “stock rights” exempt from Section 409A pursuant to Treasury Regulations § 1.409A-1(b)(5) shall be conducted in a manner so as not to constitute a grant of a new stock right or a change in the time and form of payment pursuant to Treasury Regulations §1.409A-1(b)(5)(v). In the event an Award is not exempt from Section 409A, (x) payment pursuant to the relevant Agreement shall be made only on a permissible payment event or at a specified time in compliance with Section 409A, (y) no accelerated payment shall be made pursuant to Section 10.1(b) unless the Board Change, Approved Transaction or Control Purchase constitutes a “change in control event” under Treasury Regulations §1.409A-3(i)(5) or otherwise constitutes a permissible payment event under Section 409A and (z) no amendment or modification of such Award may be made except in compliance with the anti-deferral and anti-acceleration provisions of Section 409A. No deferrals of compensation otherwise payable under the Plan or any Award shall be allowed, whether at the discretion of the Company or the Holder, except in a manner consistent with the requirements of Section 409A.  If a Holder is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which such Holder has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Holder’s separation from service, (2) the date of the Holder’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

10.18                 Administrative Blackouts.  In addition to its other powers hereunder, the Committee has the authority to suspend (i) the exercise of Options or SARs and (ii) any other transactions under the Plan as it deems necessary or appropriate for administrative reasons.